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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Endorex Corporation (formerly Endorex Corp.) on Form S-8 (File No. 333-64035) and Form S-2 (File No. 333-44583) of our report dated February 11, 1999 on our audits of the consolidated financial statements of Endorex Corporation as of December 31, 1998 and for the years ended December 31, 1998 and 1997 and for the period cumulative from inception (February 15, 1985) to December 31, 1998, which reports are included on this Annual Report on Form 10-KSB.


                                             PricewaterhouseCoopers LLP

Chicago, Illinois
March 26, 1999